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Exhibit 10.31
-------------

                              SEPARATION AGREEMENT


         This Separation Agreement is made this 2nd day of April, 2003, by and between MedQuist Inc. (hereinafter the "COMPANY") and David A. COHEN (hereinafter "COHEN"), currently Chairman, President and Chief Executive Officer of the COMPANY.

         WHEREAS, COHEN has announced his resignation as Chairman, President and Chief Executive Officer of the Company; and

         WHEREAS, the Parties desire to set forth the terms and conditions relating to COHEN's separation of employment with the Company

         NOW THEREFORE, the Parties, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

         1.COHEN has announced his resignation as Chairman, President and Chief Executive Officer of the COMPANY and his employment as Chairman, President and Chief Executive Officer of the COMPANY shall end at the close of business on July 6, 2003 (the "Resignation Date"). Thereafter, he shall continue as an employee and advisor of the Company until his Termination Date as more fully described in Section 3.

         2. The EMPLOYMENT AGREEMENT entered into as of the 22nd day of May, 2000, by and between the COMPANY and COHEN (the "EMPLOYMENT AGREEMENT") shall continue in full force and effect through the Resignation Date. In accordance with the EMPLOYMENT AGREEMENT, the COMPANY shall pay COHEN his 2002 bonus in the amount of one hundred eighty-two thousand dollars ($182,000.00) immediately







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following COHEN's execution of this Separation Agreement. Pursuant to the
EMPLOYMENT AGREEMENT, the COMPANY shall continue to pay COHEN his base annual salary of four hundred ninety-two thousand nine hundred sixty dollars ($492,960.00) at such times as is consistent with the COMPANY's pay periods for other executives of the COMPANY through the Resignation Date. Until the Resignation Date, COHEN agrees to continue to serve as a member of the Board of Directors of COMPANY and to perform such duties of Chairman, President and Chief Executive Officer as are consistent with that position and may reasonably be assigned from time to time by the Board of Directors of the COMPANY, through the Resignation Date. The parties hereby waive any right to written notice of non-renewal pursuant to Section 3 of the EMPLOYMENT AGREEMENT.

         3. After the Resignation Date, COHEN shall continue to be employed by the COMPANY as special advisor to the Chairman, the new Chief Executive Officer, the Executive Committee and the Board of Directors of the COMPANY ("Special Advisor") through April 1, 2004. On the next regular pay date after the Resignation Date, COHEN shall be paid a non-refundable lump sum payment of one hundred and seventy-nine thousand seven hundred and twenty five dollars ($179,725), less applicable withholding and deductions, for his services as Special Advisor. Notwithstanding the lump sum payment, COHEN shall be treated by the COMPANY as an employee through the Termination Date as defined in this paragraph 3. The COMPANY agrees that COHEN's announcement of resignation and the execution of this Separation Agreement does not constitute a "notice of an intention to terminate the employment relationship" under the vesting provisions of the Stock Option Agreements between COHEN and the COMPANY ("Stock Option Agreements"), and that COHEN shall retain the right to exercise all options vested as of the Termination Date (as defined below in this paragraph 3) in accordance with the terms of the Stock Option Agreements so long as he is








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considered an employee. Either party may terminate COHEN's employment as Special
Advisor at any time by providing written notice to the other party, provided that regardless of the duration of the period during which COHEN serves as Special Advisor, the COMPANY shall provide COHEN (unless his employment as Special Advisor is terminated for "Cause" as described below) through April 1, 2004 with all of the benefits set forth in paragraph 4 below. The COMPANY may terminate COHEN's employment as Special Advisor for "Cause" as defined in
Section 8.b. of the EMPLOYMENT AGREEMENT provided that (i) any conduct by COHEN before the date he executes this Separation Agreement may not constitute the basis for the COMPANY to terminate COHEN's employment as Special Advisor for "Cause," and (ii) prior to terminating COHEN's employment as Special Advisor for cause, the COMPANY shall abide by the notice and opportunity to cure provisions contained in Section 12(a) of the EMPLOYMENT AGREEMENT. In addition, COHEN's employment as Special Advisor shall terminate immediately upon his death, resignation or in the event of physical or mental incapacity or disability for a period of ninety days or more. COHEN's last date of employment, April 1, 2004, unless extended through December 31, 2004 pursuant to paragraph 5, or if his employment is earlier terminated for "Cause" or by his death, resignation, or mental incapacity or disability for a period of ninety days or more is referred to hereafter as the "Termination Date."

         4. Through the Termination Date, (i) COHEN shall be eligible to continue to participate in the COMPANY's medical, dental and life insurance, 401(k) and deferred compensation plans as in effect from time to time; (ii) the COMPANY shall continue to provide COHEN with a car allowance or use of an automobile, including all reasonable expenses of operation as set forth in
Section 6.e. of the EMPLOYMENT AGREEMENT until the Resignation Date and shall pay COHEN a car allowance of one thousand dollars ($1000.00) per month thereafter until the Termination Date; (iii) the COMPANY shall reimburse COHEN










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in full for all reasonable and necessary business and travel expenses incurred in accordance with and pursuant to the provisions of Section 7 of the EMPLOYMENT AGREEMENT; and (iv) the COMPANY shall continue to provide COHEN with secretarial support in the ordinary course of business, allow COHEN to continue to use its e-mail and voicemail systems for business purposes, and COHEN shall be allowed to retain his laptop indefinitely. After the Termination Date, COHEN shall not be eligible for any further benefits from the COMPANY except that nothing in this Separation Agreement is in derogation of COHEN's rights with respect to his 401(k) and deferred compensation benefits and COHEN can elect continued medical and dental coverage at his expense for up to eighteen (18) additional months by completing the applicable COBRA forms when sent to him.

         5. The Board of Directors may elect to continue COHEN's employment as Special Advisor through December 31, 2004, by providing notice no later than January 1, 2004, to COHEN, in which event COHEN shall be paid a non-refundable lump sum payment of one hundred and eighty-four thousand eight hundred and sixty dollars ($184,860), less applicable deductions and withholding, on the next regular pay date after April 1, 2004 and COHEN shall continue to be an employee of the COMPANY and shall receive the benefits set forth in paragraph 4 through the Termination Date.

         6. In light of COHEN's current positions as Chairman, President and Chief Executive Officer and his future appointment as Special Advisor of the COMPANY, the COMPANY shall indemnify COHEN in accordance with and subject to the terms of Article X of the COMPANY's by laws.

         7. COHEN agrees and acknowledges that the provision of section 9 of the EMPLOYMENT AGREEMENT, Restrictive Covenants and Confidentiality; Injunctive Relief and section 10, Survival, shall apply in full force and effect for one
(1) year from April 1, 2004, and the COMPANY agrees and acknowledges that such restrictions supersede any provisions on confidentiality, non-interference or non-compete set forth in any attachment to the Stock Option Agreements or any other Non-Competition Agreements between COHEN and the COMPANY.







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         8. COHEN agrees that a breach of his obligations set forth in paragraphs 7 of this Separation Agreement will result in irreparable injury to the COMPANY and that the COMPANY's remedies at law will be inadequate and the COMPANY shall be entitled to preliminary and permanent injunctive relief, other equitable relief and any other remedy or relief ordered by a court of competent jurisdiction.

         9. COHEN agrees that except as set forth in paragraphs 2, 3, 4 and 5 of this Separation Agreement, COHEN is not entitled to any other compensation or benefits from the COMPANY.

         10. The parties acknowledge that the sums and benefits set forth in paragraphs 3, 4 and 5 above represent amounts in addition to anything of value to which COHEN is otherwise entitled and are provided in consideration for the execution of this Separation Agreement.

         11. COHEN and the COMPANY affirm that this Separation Agreement and the EMPLOYMENT AGREEMENT set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Separation Agreement shall be effective unless made in writing and signed by both parties.







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         12. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         13. Any notice authorized or required to be given or made by or pursuant to this Separation Agreement shall be made in writing and either personally delivered or mailed by overnight express mail addressed as follows:

         If to COHEN:               David A. Cohen
                                            241 South 6th Street
                                            Philadelphia, PA 19106

         with a copy to:            John F. Stoviak, Esquire
                                            Saul Ewing LLP
                                            Centre Square West
                                            1500 Market Street
                                            Philadelphia, PA 19102

         If to the COMPANY:         John Underwood
                                            Managing Director
                                            Pfingsten Partners, L.L.C.
                                            520 Lake Cook Road, Suite 375
                                            Deerfield, IL  60015

         with a copy to:            MedQuist Inc.
                                            Five Greentree Centre
                                            Suite 311
                                            Marlton, NJ  08053
                                            Attn: Chief Legal Officer

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner indicated above.






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         14. The parties acknowledge that they have carefully reviewed this
Separation Agreement with the assistance of counsel, that they have entered into this Separation Agreement voluntarily and knowingly and without reliance on any promises not expressly contained herein, that they have been afforded an adequate time to review carefully the terms of this Separation Agreement, and that this Separation Agreement shall not be deemed void or voidable by claims of duress, deception, mistake or fact or otherwise. Nor shall the principle of construction whereby all ambiguities are to be construed against the drafter be employed in the interpretation of this Separation Agreement. This Separation Agreement should not be construed for or against any party.

         15. This Separation Agreement shall be governed by and all questions relating to its validity, interpretation, enforcement and performance shall be construed in accordance with the laws of the State of New Jersey. The COMPANY and COHEN agree to arbitrate any claims or disputes pertaining to this Separation Agreement or to any matter arising therefrom by the American Arbitration Association in the State of New Jersey. The exclusive choice of forum set forth in this paragraph 13 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Separation Agreement to enforce such judgment in any appropriate jurisdiction.

         16. COHEN affirms that he has carefully read the foregoing Separation Agreement, that he fully understands the meaning and intent of this document and that he intends to be bound by the promises contained in this Separation Agreement for the aforesaid consideration.

                  IN WITNESS WHEREOF, COHEN and the authorized representative of the COMPANY have executed this Separation Agreement on the dates indicated below:


By:      David A Cohen                               Dated:  April 2, 2003
         -----------------------------------
         David A Cohen



By:      John Underwood                              Dated: April 2, 2003
         -----------------------------------
         John Underwood, Compensation
         Committee Chainman
         MedQuist Inc.













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